As filed with the Securities and Exchange Commission on July 1, 2009

Registration No. 333-152954

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bermuda	Ingersoll-Rand Company Limited	75-2993910
Bermuda	Ingersoll-Rand Global Holding Company Limited	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant as Specified in Its Charter)	(I.R.S. Employer Identification Number)

Ingersoll-Rand Company Limited

Ingersoll-Rand Global Holding Company Limited

Canon’s Court

22 Victoria Street

Hamilton, HM 12 Bermuda

(441) 295-2244

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Patricia Nachtigal, Esq.

Senior Vice President and General Counsel,

c/o Ingersoll-Rand Company

One Centennial Ave

Piscataway NJ 08854

(732) 652-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

John B. Tehan, Esq.

Joshua Ford Bonnie, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-152954) of Ingersoll-Rand Company Limited, a Bermuda exempted company (“IR Limited”), and Ingersoll-Rand Global Holding Company Limited, a Bermuda exempted company (“IR Global” and, together with IR Limited, the “Registrants”), which was filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2008 (the “Registration Statement”). The Registration Statement registered an indeterminate amount of debt securities of IR Limited, guarantees of debt securities of IR Limited, Class A common shares of IR Limited, preference shares of IR Limited, depositary shares of IR Limited, share purchase contracts of IR Limited, share purchase units of IR Limited, warrants of IR Limited, debt securities of IR Global and guarantees of debt securities of IR Global (collectively, the “Registered Securities”). Pursuant to the Registration Statement, IR Global issued and sold to the public $600,000,000 aggregate principal amount of 6.000% Senior Notes due 2013, $750,000,000 aggregate principal amount of 6.875% Senior Notes due 2018, $250,000,000 aggregate principal amount of Senior Floating Rate Notes due 2010, $655,000,000 aggregate principal amount of 9.500% Senior Notes due 2014 and $345,000,000 aggregate principal amount of 4.50% Exchangeable Senior Notes due 2012. Each such series of debt securities is guaranteed by IR Limited.

On July 1, 2009, IR Limited and Ingersoll-Rand plc, an Irish public limited company (“IR plc”), completed a scheme of arrangement pursuant to which IR Limited’s Class A common shares were cancelled and the Class A common shareholders received, on a one-for-one basis with the Class A common shares that were cancelled, new ordinary shares of IR plc (or, in the case of fractional shares held of record, if any, cash) for the purpose of changing the place of incorporation of the parent company of the Ingersoll Rand group from Bermuda to Ireland (the “Reorganization”). As a result of the Reorganization, IR Limited is now a wholly-owned subsidiary of IR plc and IR plc is the successor issuer to IR Limited. In anticipation of the Reorganization, the Registrants have terminated all distributions of the Registered Securities pursuant to the Registration Statement.

In accordance with the undertakings of the Registrants in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration all Registered Securities not heretofore distributed under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Registered Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ingersoll-Rand Company Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Piscataway, State of New Jersey, on the 1st day of July, 2009.

INGERSOLL-RAND COMPANY LIMITED

By:	/s/ HERBERT L. HENKEL
(Herbert L. Henkel) Chairman, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has been signed by the following persons in the capacities indicated below on the 1st day of July, 2009.

Signature	Title

/s/ HERBERT L. HENKEL (Herbert L. Henkel)	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ STEVEN R. SHAWLEY (Steven R. Shawley)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ RICHARD J. WELLER (Richard J. Weller)	Vice President and Controller (Principal Accounting Officer)

/s/ PATRICIA NACHTIGAL (Patricia Nachtigal)	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ingersoll-Rand Global Holding Company Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Piscataway, State of New Jersey, on the 1st day of July, 2009.

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

By:	/s/ HERBERT L. HENKEL
(Herbert L. Henkel) Chairman, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has been signed by the following persons in the capacities indicated below on the 1st day of July, 2009.

Signature	Title

/s/ HERBERT L. HENKEL (Herbert L. Henkel)	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ STEVEN R. SHAWLEY (Steven R. Shawley)	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ RICHARD J. WELLER (Richard J. Weller)	Vice President and Controller (Principal Accounting Officer)

/s/ PATRICIA NACHTIGAL (Patricia Nachtigal)	Director